   As filed with the Securities and Exchange Commission on September 27, 2000

                                                           Registration No.333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under

                           The Securities Act of 1933

                                  INTEGRA, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                    13-3605119
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

1060 First Avenue, King of Prussia, Pennsylvania                   19406
(Address of Principal Executive Offices)                         (Zip Code)


                      Integra, Inc. 1999 Stock Option Plan
                            (Full title of the plan)

                             Eric E. Anderson, Ph.D.
                             Chief Executive Officer
                                  Integra, Inc.
                                1060 First Avenue
                       King of Prussia, Pennsylvania 19406
                     (Name and address of agent for service)

                                 (610) 992-2600
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                           Stephen M. Goodman, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
                                                              maximum           maximum
                                    Amount                    offering          aggregate                 Amount of
Title of securities                 to be                     price per         offering                  registration
to be registered                    registered                share             price                     fee
----------------                    ----------                -----             -----                     ---
Common Stock, $.01
par value                           820,000(3)                $0.625(1)         $512,500

                                                                                                          $195

Common Stock, $.01
par value                           180,000(3)                $1.25(2)          $225,000


(1) Based upon the exercise prices of options issued to date under the Integra, Inc. 1999 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Company's Common Stock, as reported on the American Stock Exchange, of $1.25 per share on September 22, 2000.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         The following documents filed by Integra, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A filed on April 28, 2000.

         2. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as amended by Form 10-Q/A filed on May 17, 2000.

         3. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

         4. The description of our shares of Common Stock, $.01 par value, contained in the Registration Statement on Form 8-A that we filed with the Securities and Exchange Commission on July 9, 1997 to register those securities under the Securities Exchange Act of 1934.

         All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

           Experts

         Our consolidated financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Those financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP relating to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of that firm as experts in accounting and auditing.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eleventh of our Certificate of Incorporation provides that the personal liability of our directors is eliminated to the fullest extent permitted by the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Sixth of our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and agents against any and all expenses and liabilities that they incur in connection with a proceeding by reason of their status as director, officer, employee or agent.

         We have purchased directors and officers liability insurance.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.


         The following Exhibits are filed as part of this Registration
Statement:

         4                 Integra, Inc. 1999 Stock Option Plan

         5                 Opinion of Morgan, Lewis & Bockius LLP

         23.1              Consent of PricewaterhouseCoopers LLP

         23.2              Consent of Morgan, Lewis & Bockius LLP
                           (contained in Exhibit 5)

         24 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 25th day of September, 2000.

                                          Integra, Inc.


                                          By: /s/ Eric E. Anderson, Ph.D.
                                              ---------------------------
                                              Eric E. Anderson, Ph.D.
                                              Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric E. Anderson, Ph.D. and Jack N. Brown and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              NOTICE TO SIGNATORIES

         The purpose of this Power of Attorney is to give Eric E. Anderson, Ph.D. and Jack N. Brown (each an "Agent" and together, the "Agents") the power to execute certain documents related to this registration statement on your behalf.

         This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

         Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

         The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

         If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

         By signing below, you are attesting that you have read or had explained to you the above Notice and that you understand its contents.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                                    Date
       /s/  Eric E. Anderson, Ph.D.      Chief Executive Officer and Director     September 25, 2000
       ----------------------------
       Eric E. Anderson, Ph.D.


       /s/  Jack N. Brown                Chief Financial Officer                  September 25, 2000
       ------------------
       Jack N. Brown


       /s/ Shawkat Raslan                Director                                 September 25, 2000
       ------------------
       Shawkat Raslan


       /s/ Elliot Sainer                 Director                                 September 25, 2000
       -----------------
       Elliot Sainer


       /s/  Charles Henri-Weil           Director                                 September 25, 2000
       -----------------------
       Charles Henri-Weil


         The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

         (i) shall exercise the powers for the benefit of the principal;

         (ii) shall exercise reasonable caution and prudence; and

         (iii) shall keep a full and accurate record of all actions on behalf of the principal.


/s/  Eric E. Anderson, Ph.D.                          September 25, 2000
----------------------------
Eric E. Anderson, Ph.D.

/s/  Jack N. Brown                                    September 25, 2000
------------------
Jack N. Brown

                                  INTEGRA, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

         Exhibit No.
         -----------

             4                 Integra, Inc. 1999 Stock Option Plan

             5                 Opinion of Morgan, Lewis & Bockius LLP

             23.1              Consent of PricewaterhouseCoopers LLP

             23.2              Consent of Morgan, Lewis & Bockius LLP
                               (contained in Exhibit 5)

             24 Power of Attorney (contained on signature page of this Registration Statement)